Exhibit 99.1

For Additional Information:

Aaron Reyes

Sunstone Hotel Investors, Inc.

(949) 382-3018

SUNSTONE HOTEL INVESTORS REPORTS RESULTS FOR FIRST QUARTER 2024

Acquires the Hyatt Regency San Antonio Riverwalk

Increases Quarterly Dividend

ALISO VIEJO, CA – May 6, 2024 – Sunstone Hotel Investors, Inc. (the “Company” or “Sunstone”) (NYSE: SHO) today announced results for the first quarter ended March 31, 2024.

First Quarter 2024 Operational Results (as compared to First Quarter 2023):

●	Net Income: Net income was $13.0 million as compared to $21.1 million.
●	Comparable RevPAR: Comparable RevPAR decreased 5.1% to $223.06. The average daily rate was $325.16 and occupancy was 68.6%. Excluding The Confidante Miami Beach as it transitions to Andaz Miami Beach, RevPAR decreased 0.7%.
●	Adjusted EBITDAre: Adjusted EBITDAre decreased 9.2% to $54.5 million.
●	Adjusted FFO: Adjusted FFO attributable to common stockholders per diluted share decreased 14.3% to $0.18.

Information regarding the non-GAAP financial measures disclosed in this release is provided below in “Non-GAAP Financial Measures.” Reconciliations of non-GAAP financial measures to the most comparable GAAP measure for each of the periods presented are included later in this release.

Bryan A. Giglia, Chief Executive Officer, stated, “We are pleased with our portfolio’s performance during the first quarter, despite it being the most challenging quarterly comparison of the year relative to 2023, which benefited from highly compressed demand in the early part of the year. We expect our performance for the remainder of the year to accelerate, benefiting from a strong base of group business, and so we have reaffirmed the midpoint of our prior earnings guidance, as adjusted for our recent transaction activity. Following the end of the quarter, we announced the acquisition of the Hyatt Regency San Antonio Riverwalk, successfully redeploying a portion of the proceeds from the sale of Boston Park Plaza and providing an additional layer of earnings growth in addition to the successful performance of the recently rebranded The Westin Washington, DC Downtown, the expected growth from the rebranding of the Marriott Long Beach Downtown at the end of the first quarter and the expected completion of the transformation of Andaz Miami Beach at the end of the year. Our balanced approach to capital allocation is expected to provide meaningful growth into 2025 and beyond.”

Mr. Giglia continued, “Our Board of Directors has elected to increase our quarterly cash dividend, reflecting the incremental earnings from our recent acquisition and our intention to better calibrate the base quarterly distributions with our expected full-year taxable income. Together with the increase in our dividend from last year, our base quarterly dividend is now 80% higher than it was a year ago and is consistent with our strategy of returning incremental capital to stockholders.”

Unaudited Selected Statistical and Financial Data ($ in millions, except RevPAR, ADR and per share amounts)

	Quarter Ended March 31,
	2024	2023	Change

Net Income	$13.0	$21.1	(38.2)%
Income Attributable to Common Stockholders per Diluted Share	$0.05	$0.08	(37.5)%

Comparable Operating Statistics (1)
RevPAR	$223.06	$234.93	(5.1)%
Occupancy	68.6%	70.5%	(190)	bps
Average Daily Rate	$325.16	$333.24	(2.4)%

Comparable Operating Statistics, excluding The Confidante Miami Beach
RevPAR	$229.16	$230.81	(0.7)%
Occupancy	70.1%	69.7%	40	bps
Average Daily Rate	$326.90	$331.15	(1.3)%

Comparable Adjusted EBITDAre Margin, excluding The Confidante Miami Beach	24.6%	27.9%	(330)	bps

Adjusted EBITDAre	$54.5	$60.0	(9.2)%
Adjusted FFO Attributable to Common Stockholders	$37.5	$43.8	(14.4)%
Adjusted FFO Attributable to Common Stockholders per Diluted Share	$0.18	$0.21	(14.3)%
(1)	Comparable operating statistics presented in this release include all 14 hotels owned by the Company at March 31, 2024.

Recent Developments

Hyatt Regency San Antonio Riverwalk Acquisition: In April 2024, the Company completed the previously announced acquisition of the 630-room Hyatt Regency San Antonio Riverwalk for a contractual purchase price of $230.0 million. The recently renovated, well-located hotel is situated directly between San Antonio’s famous Riverwalk and the Alamo and with easy access to the convention center. Affiliates of Hyatt Hotels Corporation will continue to manage the hotel and will contribute $8.0 million of key money as part of the transaction, subject to certain terms and conditions. Inclusive of the incentives offered by Hyatt, the net purchase price implies a value of $352,000 per key and represents an 11.1x multiple and an 8.0% capitalization rate based on the midpoint of the Company’s projected full year 2024 earnings for the hotel. The acquisition was funded from available cash and reflects the accretive redeployment of a portion of the proceeds received from the Company’s sale of the Boston Park Plaza in October 2023.

Andaz Miami Beach Conversion: The Confidante Miami Beach suspended its operations on March 25, 2024 to allow for extensive renovation work to be performed. The Company expects the resort to resume operations as Andaz Miami Beach in the fourth quarter of 2024 and that the renovated resort will contribute to meaningful earnings growth beginning in the first quarter of 2025.

Marriott Long Beach Downtown Conversion: In March 2024, the Company converted the Renaissance Long Beach to the Marriott Long Beach Downtown in connection with a renovation of the hotel. The Company expects the renovation work to be completed in the second quarter with the hotel expected to generate incremental revenue and earnings in the second half of 2024.

Balance Sheet and Liquidity Update

As of March 31, 2024, the Company had $471.0 million of cash and cash equivalents, including restricted cash of $70.3 million, total assets of $3.1 billion, including $2.6 billion of net investments in hotel properties, total debt of $818.5 million and stockholders’ equity of $2.2 billion. Following the acquisition of the Hyatt Regency San Antonio Riverwalk, the Company’s pro forma cash and cash equivalents including restricted cash would be $241.0 million.

Capital Investments Update

During the first quarter of 2024, the Company invested $27.7 million into its portfolio. The majority of the investment consisted of the conversions of The Confidante Miami Beach to Andaz Miami Beach and the Renaissance Long Beach to the Marriott Long Beach Downtown. The Company currently expects to invest approximately $135 million to $155 million into its portfolio in 2024, with the majority of the investment relating to the conversions of Andaz Miami Beach and the Marriott Long Beach Downtown and a soft goods renovation at Wailea Beach Resort. The Company anticipates that it will incur approximately $13 million to $15 million of EBITDAre displacement in 2024 in connection with its planned capital investments.

2024 Outlook

For the full year 2024, the Company expects:

Metric ($ in millions, except per share data)	Prior Full Year 2024 Guidance (1)	Adjustments (2)	Adjusted Prior Full Year 2024 Guidance	Current Full Year 2024 Guidance (3)	Change in Full Year 2024 Guidance Midpoint
Net Income	$46 to $71	+ $4	$50 to $75	$56 to $77	+ $4
Total Portfolio RevPAR Growth (4)	+ 2.5% to + 5.5%	- 0.25%	+ 2.25% to + 5.25%	+ 2.25% to + 5.25%	0.0%
Total Portfolio RevPAR Growth, excluding The Confidante Miami Beach (4)	+ 5.0% to + 8.0%	- 0.25%	+ 4.75% to + 7.75%	+ 4.75% to + 7.75%	0.0%
Adjusted EBITDAre	$230 to $255	+ $10	$240 to $265	$242 to $263	$0
Adjusted FFO Attributable to Common Stockholders	$159 to $184	+ $10	$169 to $194	$171 to $192	$0
Adjusted FFO Attributable to Common Stockholders per Diluted Share	$0.78 to $0.90	+ $0.05	$0.83 to $0.95	$0.84 to $0.94	$0
Diluted Weighted Average Shares Outstanding	204,500,000	—	204,500,000	204,500,000	—

(1)	Reflects guidance presented on February 23, 2024.
(2)	Includes adjustments to reflect the impact of the recently completed acquisition of the Hyatt Regency San Antonio Riverwalk.
(3)	Detailed reconciliations of Net Income to non-GAAP financial measures are provided later in this release.
(4)	RevPAR Growth reflects comparison to full year 2023.

Full year 2024 guidance is based in part on the following full year assumptions:

●	Full year total Adjusted EBITDAre displacement of approximately $13 million to $15 million in connection with planned capital investments.
●	Full year interest income of approximately $10 million to $11 million.
●	Full year corporate overhead expense (excluding deferred stock amortization) of approximately $21 million to $22 million.
●	Full year interest expense of approximately $50 million to $53 million, including approximately $3 million in amortization of deferred financing costs and $2 million of noncash reduction to interest expense from derivatives.
●	Full year preferred stock dividends of approximately $15 million to $16 million, which includes the Series G, H and I cumulative redeemable preferred stock.
●	The Confidante Miami Beach is expected to reopen as Andaz Miami Beach in the fourth quarter of 2024 and the Company currently anticipates that the resort will generate an EBITDAre loss of approximately $3 million to $5 million, excluding pre-opening and certain capitalized costs, in 2024 as the comprehensive transformation is completed.

Dividend Update

The Company’s Board of Directors has declared a cash dividend of $0.09 per share of its common stock, an increase of $0.02 per share, or 29%, as compared to the Company’s prior quarterly dividend. Together with the dividend increase declared in the third quarter of 2023, the Company’s quarterly base dividend is now 80% higher than it was one year ago and better reflects the taxable income expected to be generated by the portfolio. The Company’s Board of Directors also declared cash dividends of $0.375 per share payable to its Series G cumulative redeemable preferred stockholder, $0.382813 per share payable to its Series H cumulative redeemable preferred stockholders and $0.356250 per share payable to its Series I cumulative redeemable preferred stockholders. The dividends will be paid on July 15, 2024 to stockholders of record as of June 28, 2024.

The Company currently expects to continue to pay a quarterly cash common dividend throughout 2024. Consistent with the Company’s past practice, and to the extent that the expected regular quarterly dividends for 2024 do not satisfy its annual distribution requirements, the Company may pay an additional dividend amount in January 2025. The level of any future quarterly dividends will be determined by the Company’s board of directors after considering long-term operating projections, expected capital requirements and risks affecting the Company’s business.

Supplemental Disclosures

Contemporaneous with this release, the Company has furnished a Form 8-K with unaudited financial information. This additional information is being provided as a supplement to the information in this release and other filings with the SEC. The Company has no obligation to update any of the information provided to conform to actual results or changes in the Company’s portfolio, capital structure or future expectations.

Earnings Call

The Company will host a conference call to discuss first quarter results on May 6, 2024, at 12:00 p.m. Eastern Time (9:00 a.m. Pacific Time). A live webcast of the call will be available via the Investor Relations section of the Company’s website at www.sunstonehotels.com. Alternatively, interested parties may dial 1-800-715-9871 and reference conference ID 1026321 to listen to the live call. A replay of the webcast will also be archived on the website.

About Sunstone Hotel Investors, Inc.

Sunstone Hotel Investors, Inc. is a lodging real estate investment trust (“REIT”) that as of the date of this release owns 15 hotels comprised of 7,307 rooms, the majority of which are operated under nationally recognized brands. Sunstone's strategy is to create long-term stakeholder value through the acquisition, active ownership, and disposition of well-located hotel and resort real estate. For further information, please visit Sunstone’s website at www.sunstonehotels.com. The Company’s website is provided as a reference only and any information on the website is not incorporated by reference in this release.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will” and other similar terms and phrases, including opinions, references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: we own upper upscale and luxury hotels located in urban and resort destinations in an industry that is highly competitive; events beyond our control, including economic slowdowns or recessions, pandemics, natural disasters, civil unrest and terrorism; inflation adversely affecting our financial condition and results of operations; system security risks, data protection breaches, cyber-attacks and systems integration issues, including those impacting the Company’s suppliers, hotel managers or franchisors; a significant portion of our hotels are geographically concentrated so we may be disproportionately harmed by economic conditions, competition, new hotel supply, real and personal property tax rates or natural disasters in these areas of the country; we face possible risks associated with the physical and transitional effects of climate change; uninsured or underinsured losses could harm our financial condition; the operating results of some of our hotels are significantly reliant upon group and transient business generated by large corporate customers, and the loss of such customers for any reason could harm our operating results; the increased use of virtual meetings and other similar technologies could lessen the need for business-related travel, and, therefore, demand for rooms in our hotels may be adversely affected; our hotels require ongoing capital investment and we may incur significant capital expenditures in connection with acquisitions, repositionings and other improvements, some of which are mandated by applicable laws or regulations or agreements with third parties, and the costs of such renovations, repositionings or improvements may exceed our expectations or cause other problems; delays in the acquisition, renovation or repositioning of hotel properties may have adverse effects on our results of operations and returns to our stockholders; accounting for the acquisition of a hotel property or other entity involves assumptions and estimations to determine fair value that could differ materially from the actual results achieved in future periods; volatility in the debt and equity markets may adversely affect our ability to acquire, renovate, refinance or sell our hotels; we may pursue joint venture investments that could be adversely affected by our lack of sole decision-making authority, our reliance on a co-venturer’s financial condition and disputes between us and our co-venturer; we may be subject to unknown or contingent liabilities related to recently sold or acquired hotels, as well as hotels we may sell or acquire in the future; we may seek to acquire a portfolio of hotels or a company, which could present more risks to our business and financial results than the acquisition of a single hotel; the sale of a hotel or portfolio of hotels is typically subject to contingencies, risks and uncertainties, any of which may cause us to be unsuccessful in completing the disposition; the illiquidity of real estate investments and the lack of alternative uses of hotel properties could significantly limit our ability to respond to adverse changes in the performance of our hotels; we may issue or invest in hotel loans, including subordinated or mezzanine loans, which could involve greater risks of loss than senior loans secured by income-producing real properties; if we make or invest in mortgage loans with the intent of gaining ownership of the hotel secured by or pledged to the loan, our ability to perfect an ownership interest in the hotel is subject to the sponsor’s willingness to forfeit the property in lieu of the debt; one of our hotels is subject to a ground lease with an unaffiliated party, the termination of which by the lessor for any reason, including due to our default on the lease, could cause us to lose the ability to operate the hotel altogether and may adversely affect our results of operations; because we are a REIT, we depend on third-parties to operate our hotels; we are subject to risks associated with our operators’ employment of hotel personnel; most of our hotels operate under a brand owned by Marriott, Hyatt, Hilton, Four Seasons or Montage, and should any of these brands experience a negative event, or receive negative publicity, our operating results may be harmed; our franchisors and brand managers may adopt new policies or change existing policies which could result in increased costs that could negatively impact our hotels; future adverse litigation judgments or settlements resulting from legal proceedings could have an adverse effect on our financial condition; claims by persons regarding our properties could affect the attractiveness of our hotels or cause us to incur additional expenses; the hotel business is seasonal and seasonal variations in business volume at our hotels will cause quarterly fluctuations in our revenue and operating results; changes in the debt and equity markets may adversely affect the value of our hotels; certain of our hotels have in the past become impaired and additional hotels may become impaired in the future; laws and governmental regulations may restrict the ways in which we use our hotel properties and increase the cost of compliance with such regulations, and noncompliance with such regulations could subject us to penalties, loss of value of our properties or civil damages; corporate responsibility, specifically related to environmental sustainability, social responsibility and corporate governance, or ESG, factors and commitments, may impose additional costs and expose us to new risks that could adversely affect our results of operations, financial condition and cash flows; our franchisors and brand managers may require us to make capital expenditures pursuant to property improvement plans or to comply with brand standards; termination of any of our franchise, management or operating lease agreements could cause us to lose business or lead to a default or acceleration of our obligations under certain of our debt instruments; the growth of alternative reservation channels could adversely affect our business and profitability; the failure of tenants in our hotels to make rent payments or otherwise comply with the material terms of our retail and restaurant leases may adversely affect our results of operations; we rely on our corporate and hotel senior management teams, the loss of whom may cause us to incur costs and harm our business; we could be harmed by inadvertent errors, misconduct or fraud that is difficult to detect; if we fail to maintain effective internal control over financial reporting and disclosure controls and procedures, we may not be able to accurately report our financial results or identify and prevent fraud; we have outstanding debt which may restrict our financial flexibility; certain of our debt is subject to variable interest rates, which creates uncertainty in the amount of interest expense we will incur in the future and may negatively impact our operating results; our stock repurchase program may not enhance long-term stockholder value, could cause volatility in the price of our common and preferred stock and could diminish our cash reserves; and other risks and uncertainties associated with the Company’s business described in its filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All forward-looking information provided herein is as of the date of this release, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

This release should be read together with the consolidated financial statements and notes thereto included in our most recent reports on Form 10-K and Form 10-Q. Copies of these reports are available on our website at www.sunstonehotels.com and through the SEC’s Electronic Data Gathering Analysis and Retrieval System (“EDGAR”) at www.sec.gov.

Non-GAAP Financial Measures

We present the following non-GAAP financial measures that we believe are useful to investors as key supplemental measures of our operating performance: earnings before interest expense, taxes, depreciation and amortization for real estate, or EBITDAre; Adjusted EBITDAre (as defined below); funds from operations attributable to common stockholders, or FFO attributable to common stockholders; Adjusted FFO attributable to common stockholders (as defined below); hotel Adjusted EBITDAre; and hotel Adjusted EBITDAre margins. These measures should not be considered in isolation or as a substitute for measures of performance in accordance with GAAP. In addition, our calculation of these measures may not be comparable to other companies that do not define such terms exactly the same as the Company. These non-GAAP measures are used in addition to and in conjunction with results presented in accordance with GAAP. They should not be considered as alternatives to net income (loss), cash flow from operations, or any other operating performance measure prescribed by GAAP. These non-GAAP financial measures reflect additional ways of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. We strongly encourage investors to review our financial information in its entirety and not to rely on a single financial measure.

We present EBITDAre in accordance with guidelines established by the National Association of Real Estate Investment Trusts (“Nareit”), as defined in its September 2017 white paper “Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate.” We believe EBITDAre is a useful performance measure to help investors evaluate and compare the results of our operations from period to period in comparison to our peers. Nareit defines EBITDAre as net income (calculated in accordance with GAAP) plus interest expense, income tax expense, depreciation and amortization, gains or losses on the disposition of depreciated property (including gains or losses on change in control), impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in the value of depreciated property in the affiliate, and adjustments to reflect the entity’s share of EBITDAre of unconsolidated affiliates.

We make additional adjustments to EBITDAre when evaluating our performance because we believe that the exclusion of certain additional items described below provides useful information to investors regarding our operating performance, and that the presentation of Adjusted EBITDAre, when combined with the primary GAAP presentation of net income, is beneficial to an investor’s complete understanding of our operating performance. In addition, we use both EBITDAre and Adjusted EBITDAre as measures in determining the value of hotel acquisitions and dispositions.

We believe that the presentation of FFO attributable to common stockholders provides useful information to investors regarding our operating performance because it is a measure of our operations without regard to specified noncash items such as real estate depreciation and amortization, any real estate impairment loss and any gain or loss on sale of real estate assets, all of which are based on historical cost accounting and may be of lesser significance in evaluating our current performance. Our presentation of FFO attributable to common stockholders conforms to Nareit’s definition of “FFO applicable to common shares.” Our presentation may not be comparable to FFO reported by other REITs that do not define the terms in accordance with the current Nareit definition, or that interpret the current Nareit definition differently than we do.

We also present Adjusted FFO attributable to common stockholders when evaluating our operating performance because we believe that the exclusion of certain additional items described below provides useful supplemental information to investors regarding our ongoing operating performance and may facilitate comparisons of operating performance between periods and our peer companies.

We adjust EBITDAre and FFO attributable to common stockholders for the following items, which may occur in any period, and refer to these measures as either Adjusted EBITDAre or Adjusted FFO attributable to common stockholders:

●	Amortization of deferred stock compensation: we exclude the noncash expense incurred with the amortization of deferred stock compensation as this expense is based on historical stock prices at the date of grant to our corporate employees and does not reflect the underlying performance of our hotels.

●	Amortization of contract intangibles: we exclude the noncash amortization of any favorable or unfavorable contract intangibles recorded in conjunction with our hotel acquisitions. We exclude the noncash amortization of contract intangibles because it is based on historical cost accounting and is of lesser significance in evaluating our actual performance for the current period.

●	Gains or losses from debt transactions: we exclude the effect of finance charges and premiums associated with the extinguishment of debt, including the acceleration of deferred financing costs from the original issuance of the debt being redeemed or retired because, like interest expense, their removal helps investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure.

●	Cumulative effect of a change in accounting principle: from time to time, the FASB promulgates new accounting standards that require the consolidated statement of operations to reflect the cumulative effect of a change in accounting principle. We exclude these one-time adjustments, which include the accounting impact from prior periods, because they do not reflect our actual performance for that period.

●	Other adjustments: we exclude other adjustments that we believe are outside the ordinary course of business because we do not believe these costs reflect our actual performance for the period and/or the ongoing operations of our hotels. Such items may include: lawsuit settlement costs; the write-off of development costs associated with abandoned projects; property-level restructuring, severance, pre-opening, and management transition costs; debt resolution costs; lease terminations; property insurance restoration proceeds or uninsured losses; and other nonrecurring identified adjustments.

In addition, to derive Adjusted EBITDAre, we exclude the amortization of our right-of-use assets and related lease obligations as these expenses are based on historical cost accounting and do not reflect the actual rent amounts due to the respective lessors or the underlying performance of our hotels. We also exclude the effect of gains and losses on the disposition of undepreciated assets because we believe that including them in Adjusted EBITDAre is not consistent with reflecting the ongoing performance of our assets.

To derive Adjusted FFO attributable to common stockholders, we also exclude the noncash interest on our derivatives as we believe that these items are not reflective of our ongoing finance costs. Additionally, we exclude the real estate amortization of our right-of-use assets and related lease obligations, which includes the amortization of our operating lease intangibles (with the exception of our corporate operating lease), as these expenses are based on historical cost accounting and do not reflect the actual rent amounts due to the respective lessors or the underlying performance of our hotels. We also exclude preferred stock redemption charges, changes to deferred tax assets, liabilities or valuation allowances, and income tax benefits or provisions associated with the application of net operating loss carryforwards, uncertain tax positions or with the sale of assets.

In presenting hotel Adjusted EBITDAre and hotel Adjusted EBITDAre margins, miscellaneous non-hotel items have been excluded. We believe the calculation of hotel Adjusted EBITDAre results in a more accurate presentation of the hotel Adjusted EBITDAre margins for our hotels, and that these non-GAAP financial measures are useful to investors in evaluating our property-level operating performance.

Reconciliations of net income to EBITDAre, Adjusted EBITDAre, FFO attributable to common stockholders, Adjusted FFO attributable to common stockholders, hotel Adjusted EBITDAre and hotel Adjusted EBITDAre margins are set forth in the following pages of this release.

Sunstone Hotel Investors, Inc.

Consolidated Balance Sheets

(In thousands, except share and per share data)

	March 31,	December 31,
	2024	2023
	(unaudited)
Assets
Investment in hotel properties, net	$2,588,849	$2,585,279
Operating lease right-of-use assets, net	11,619	12,755
Cash and cash equivalents	400,678	426,403
Restricted cash	70,317	67,295
Accounts receivable, net	36,694	31,206
Prepaid expenses and other assets, net	33,943	26,383
Total assets	$3,142,100	$3,149,321

Liabilities
Debt, net of unamortized deferred financing costs	$814,410	$814,559
Operating lease obligations	15,588	16,735
Accounts payable and accrued expenses	48,078	48,410
Dividends and distributions payable	18,243	29,965
Other liabilities	84,485	73,014
Total liabilities	980,804	982,683

Commitments and contingencies

Stockholders' equity
Preferred stock, $0.01 par value, 100,000,000 shares authorized:
Series G Cumulative Redeemable Preferred Stock, 2,650,000 shares issued and outstanding at both March 31, 2024 and December 31, 2023, stated at liquidation preference of $25.00 per share	66,250	66,250
6.125% Series H Cumulative Redeemable Preferred Stock, 4,600,000 shares issued and outstanding at both March 31, 2024 and December 31, 2023, stated at liquidation preference of $25.00 per share	115,000	115,000
5.70% Series I Cumulative Redeemable Preferred Stock, 4,000,000 shares issued and outstanding at both March 31, 2024 and December 31, 2023, stated at liquidation preference of $25.00 per share	100,000	100,000
Common stock, $0.01 par value, 500,000,000 shares authorized, 203,674,398 shares issued and outstanding at March 31, 2024 and 203,479,585 shares issued and outstanding at December 31, 2023	2,037	2,035
Additional paid in capital	2,416,085	2,416,417
Distributions in excess of retained earnings	(538,076)	(533,064)
Total stockholders' equity	2,161,296	2,166,638

Total liabilities and stockholders' equity	$3,142,100	$3,149,321

Sunstone Hotel Investors, Inc.

Unaudited Consolidated Statements of Operations

(In thousands, except per share data)

	Quarter Ended March 31,
	2024	2023

Revenues
Room	$135,815	$152,438
Food and beverage	61,339	70,812
Other operating	20,012	20,193
Total revenues	217,166	243,443
Operating expenses
Room	35,551	39,064
Food and beverage	44,315	48,535
Other operating	5,944	5,757
Advertising and promotion	12,132	13,022
Repairs and maintenance	8,710	9,446
Utilities	5,944	7,092
Franchise costs	4,205	3,918
Property tax, ground lease and insurance	18,925	19,233
Other property-level expenses	27,623	31,777
Corporate overhead	7,518	8,468
Depreciation and amortization	29,040	32,342
Total operating expenses	199,907	218,654
Interest and other income	5,453	541
Interest expense	(11,010)	(13,794)
Gain on sale of assets, net	457	—
Gain on extinguishment of debt	21	9,909
Income before income taxes	12,180	21,445
Income tax benefit (provision), net	855	(358)
Net income	13,035	21,087
Preferred stock dividends	(3,683)	(3,768)
Income attributable to common stockholders	$9,352	$17,319

Basic and diluted per share amounts:
Basic and diluted income attributable to common stockholders per common share	$0.05	$0.08

Basic weighted average common shares outstanding	202,631	207,035
Diluted weighted average common shares outstanding	202,958	207,282

Distributions declared per common share	$0.07	$0.05

Sunstone Hotel Investors, Inc.

Reconciliation of Net Income to Non-GAAP Financial Measures

(Unaudited and in thousands)

Reconciliation of Net Income to EBITDAre and Adjusted EBITDAre

	Quarter Ended March 31,
	2024	2023

Net income	$13,035	$21,087
Depreciation and amortization	29,040	32,342
Interest expense	11,010	13,794
Income tax (benefit) provision, net	(855)	358
Gain on sale of assets, net	(457)	—
EBITDAre	51,773	67,581

Amortization of deferred stock compensation	2,770	2,427
Amortization of right-of-use assets and obligations	(11)	(52)
Amortization of contract intangibles, net	—	(18)
Gain on extinguishment of debt	(21)	(9,909)
Adjustments to EBITDAre, net	2,738	(7,552)

Adjusted EBITDAre	$54,511	$60,029

Sunstone Hotel Investors, Inc.

Reconciliation of Net Income to Non-GAAP Financial Measures

(Unaudited and in thousands, except per share data)

Reconciliation of Net Income to FFO Attributable to Common Stockholders and

Adjusted FFO Attributable to Common Stockholders

	Quarter Ended March 31,
	2024	2023

Net income	$13,035	$21,087
Preferred stock dividends	(3,683)	(3,768)
Real estate depreciation and amortization	28,755	32,191
Gain on sale of assets, net	(457)	—
FFO attributable to common stockholders	37,650	49,510

Amortization of deferred stock compensation	2,770	2,427
Real estate amortization of right-of-use assets and obligations	(122)	(119)
Amortization of contract intangibles, net	231	83
Noncash interest on derivatives, net	(2,042)	1,832
Gain on extinguishment of debt	(21)	(9,909)
Prior year income tax benefit, net	(948)	—
Adjustments to FFO attributable to common stockholders, net	(132)	(5,686)

Adjusted FFO attributable to common stockholders	$37,518	$43,824

FFO attributable to common stockholders per diluted share	$0.19	$0.24

Adjusted FFO attributable to common stockholders per diluted share	$0.18	$0.21

Basic weighted average shares outstanding	202,631	207,035
Shares associated with unvested restricted stock awards	665	501
Diluted weighted average shares outstanding	203,296	207,536

Sunstone Hotel Investors, Inc.

Reconciliation of Net Income to Non-GAAP Financial Measures

Guidance for Full Year 2024

(Unaudited and in thousands, except for per share amounts)

Reconciliation of Net Income to Adjusted EBITDAre

	Year Ended
	December 31, 2024
	Low	High

Net income	$55,500	$76,500
Depreciation and amortization	121,000	121,000
Interest expense	51,500	51,500
Income tax benefit, net	(100)	(100)
Amortization of deferred stock compensation	11,000	11,000
Pre-opening costs	4,000	4,000
Other items, net	(900)	(900)
Adjusted EBITDAre	$242,000	$263,000

Reconciliation of Net Income to Adjusted FFO Attributable to Common Stockholders

	Year Ended
	December 31, 2024
	Low	High

Net income	$55,500	$76,500
Preferred stock dividends	(15,500)	(15,500)
Real estate depreciation and amortization	120,000	120,000
Amortization of deferred stock compensation	11,000	11,000
Pre-opening costs	4,000	4,000
Noncash interest on derivatives, net	(2,000)	(2,000)
Prior year income tax benefit, net	(900)	(900)
Other items, net	(1,100)	(1,100)
Adjusted FFO attributable to common stockholders	$171,000	$192,000

Adjusted FFO attributable to common stockholders per diluted share	$0.84	$0.94

Diluted weighted average shares outstanding	204,500	204,500

Sunstone Hotel Investors, Inc.

Non-GAAP Financial Measures

Hotel Adjusted EBITDAre and Margins

(Unaudited and in thousands)

	Quarter Ended March 31,
	2024	2023

Comparable Hotel Adjusted EBITDAre Margin (1)	24.1%	28.6%
Comparable Hotel Adjusted EBITDAre Margin, Excluding The Confidante Miami Beach (1)	24.6%	27.9%

Total revenues	$217,166	$243,443
Non-hotel revenues (2)	—	(18)
Total Actual Hotel Revenues	217,166	243,425
Sold hotel revenues (3)	—	(18,040)
Comparable Hotel Revenues	217,166	225,385
The Confidante Miami Beach revenues (4)	(4,015)	(14,581)
Comparable Hotel Revenues, Excluding The Confidante Miami Beach	$213,151	$210,804

Net income	$13,035	$21,087
Non-hotel revenues (2)	—	(18)
Non-hotel operating expenses, net (5)	(278)	(350)
Property-level adjustments (6)	(1,244)	182
Corporate overhead	7,518	8,468
Depreciation and amortization	29,040	32,342
Interest and other income	(5,453)	(541)
Interest expense	11,010	13,794
Gain on sale of assets, net	(457)	—
Gain on extinguishment of debt	(21)	(9,909)
Income tax benefit (provision), net	(855)	358
Actual Hotel Adjusted EBITDAre	52,295	65,413
Sold hotel Adjusted EBITDAre (3)	—	(1,003)
Comparable Hotel Adjusted EBITDAre	52,295	64,410
The Confidante Miami Beach Adjusted EBITDAre (4)	238	(5,667)
Comparable Hotel Adjusted EBITDAre, Excluding The Confidante Miami Beach	$52,533	$58,743

*Footnotes on following page

(1)	Comparable Hotel Adjusted EBITDAre Margin is calculated as Comparable Hotel Adjusted EBITDAre divided by Comparable Hotel Revenues. Comparable Hotel Adjusted EBITDAre Margin, Excluding The Confidante Miami Beach is calculated as Comparable Hotel Adjusted EBITDAre, Excluding The Confidante Miami Beach divided by Comparable Hotel Revenues, Excluding The Confidante Miami Beach.
(2)	Non-hotel revenues include the amortization of any favorable or unfavorable contract intangibles recorded in conjunction with the Company's hotel acquisitions.
(3)	Sold hotel revenues and Adjusted EBITDAre include results for the Boston Park Plaza, sold in October 2023.
(4)	The Confidante Miami Beach is undergoing a comprehensive renovation and conversion to Andaz Miami Beach and results are not comparable to prior periods.
(5)	Non-hotel operating expenses, net include the amortization of hotel real estate-related right-of-use assets and obligations. Non-hotel operating expenses, net for the first quarter of 2023 also include a prior year property tax credit related to a sold hotel.
(6)	Property-level adjustments for the first quarter of 2024 include a $1.3 million COVID-19-related relief grant received at the Marriott Boston Long Wharf and $0.1 million in taxes assessed on commercial rents at the Hyatt Regency San Francisco. Property-level adjustments for the first quarter of 2023 include $0.2 million in taxes assessed on commercial rents at the Hyatt Regency San Francisco.